UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2013

PARKER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-07573	73-0618660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 100 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 406-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 4, 2013, Parker Drilling Company, a Delaware corporation (the “Company”), announced that Robert L. Parker, Jr. will retire as an employee of the Company effective December 31, 2013. Mr. Parker will continue to serve as Chairman of the Company’s board of directors until the annual meeting of stockholders to be held in 2014, at which time Gary G. Rich, the Company’s Chief Executive Officer, will be nominated to serve in that role and Mr. Parker will stand for re-election to the board for an additional three-year term.

In connection with Mr. Parker’s decision to retire, the Company and Mr. Parker have entered into a Retirement and Separation Agreement dated as of November 1, 2013 (the “Retirement Agreement”). Except for certain specified provisions, the Retirement Agreement replaces and terminates that certain First Amended and Restated Employment Agreement entered into between the Company and Mr. Parker as of March 21, 2011, as amended (the “Employment Agreement”). The Retirement Agreement provides that Mr. Parker will continue to receive his current base salary through his retirement date and will be entitled to receive a cash bonus for 2013 under the Company’s incentive compensation plan. Mr. Parker will also receive a payment of approximately $2.5 million, pro rata vesting of his existing restricted stock units and performance units and continuing health benefits, which are the same benefits upon retirement to which he was entitled under the Employment Agreement.

In addition, for purposes of business continuity and in order to facilitate a seamless and orderly succession plan in connection with relinquishing his role as Chairman at the close of the 2014 annual meeting, the Retirement Agreement provides that Mr. Parker will agree to stand for re-election as a Class III director at the 2014 annual meeting. Mr. Parker will also be paid $250,000 in each of 2015, 2016 and 2017 in exchange for his agreement to provide additional support to the Company when needed in matters where his historical and industry knowledge, client relationships and related expertise could be of particular benefit to the Company’s interests. This compensation is in addition to the other compensation and benefits to which he will be entitled as a non-employee director of the Company and will be paid provided that he remains a director of the Company on the dates such payments are due.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the form of Retirement and Separation Agreement which is filed as Exhibit 10.1 to this report.

Item 8.01 Other Events

On November 4, 2013, the Company issued a press release announcing the retirement of Mr. Parker. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Retirement and Separation Agreement dated November 1, 2013 between Parker Drilling Company and Robert L. Parker, Jr.

99.1	Press Release announcing retirement of Robert L. Parker, Jr., dated November 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY

Date: November 4, 2013	By:	/s/ Jon-Al Duplantier
Jon-Al Duplantier Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Retirement and Separation Agreement dated November 1, 2013 between Parker Drilling Company and Robert L. Parker, Jr.

99.1	Press Release announcing retirement of Robert L. Parker, Jr., dated November 4, 2013.

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